[GRAPHIC OMITTED]


MANNING ELLIOT                  | 11th floor, 1050 West Pender Street, Vancouver
                                | BC, Canada V6E 3S7

CHARTERED ACCOUNTANTS           | Tel: 604.714.3600  Fax:  604.714.3669
                                | Web:  manningelliott.com

                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITOR



We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated September 21, 2001, in the post-effective amendment number 1 to the Registration Statement on Form S-1/A and related Prospectus of Valemont Supply Limited for the registration of shares of its common stock.



/s/ Manning Elliot


CHARTERED ACCOUNTANTS


Vancouver, Canada

September 20, 2002